UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

The original 8-K has been amended by this 8-K/A to insert a missing Schedule 1 to the Servicer Appointment, Assumption and Amendment Agreement, dated as of January 2, 2006, which agreement was the subject of, and an exhibit to, a Form 8-K filed with the United States Securities and Exchange Commission on January 5, 2007.

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

NOMURA ASSET ACCEPTANCE CORPORATION

(as depositor under the Pooling and Servicing Agreement,
dated as of September 1, 2006, providing for the issuance of
Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AR3, Mortgage Pass-Through Certificates)

NOMURA ASSET ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-132108-04	13-3672336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two World Financial Center, Building B, 21st Floor, New York, New York		10281
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 667-9300.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01(c).	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Description
4.1
Schedule 1 to the Servicer Appointment, Assumption and Amendment Agreement, dated as of January 2, 2006, to the Pooling and Servicing Agreement, dated as of September 1, 2006, by and among the Sponsor, the Depositor, the Master Servicer and Securities Administrator and the Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 5, 2007
NOMURA ASSET ACCEPTANCE CORPORATION

By:	/s/ John P. Graham
Name:	John P. Graham
Title:	President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Schedule 1 to the Servicer Appointment, Assumption and Amendment Agreement, dated as of January 2, 2006, to the Pooling and Servicing Agreement, dated as of September 1, 2006, by and among the Sponsor, the Depositor, the Master Servicer and Securities Administrator and the Trustee	6